EXHIBIT 99.1

Second Amendment of Consulting Agreement

This Second Amendment (the “Amendment”) to the Consulting Agreement dated January 5, 2007, between World Energy Solutions, Inc. (“World Energy Solutions”) and Patrick Bischoff (the “Consultant”) (the “Agreement”), as amended, is entered into as of July 5, 2007 (“Second Amendment Effective Date”).

As of the Second Amendment Effective Date, the parties agree as follows:

1.	The date “June 30, 2007” in Section 1 of the Agreement is hereby deleted and replaced with “September 30, 2007”.

2.           All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have each caused this Amendment to be executed as of the Second Amendment Effective Date.

WORLD ENERGY SOLUTIONS, INC. By: /s/ James Parslow Name: James Parslow Title: Chief Financial Officer /s/ Patrick Bischoff Patrick Bischoff